EX-99.B2-mbbylaw

                        UNITED MUNICIPAL BOND FUND, INC.
                                    BY-LAWS

                                   ARTICLE I
                                  STOCKHOLDERS

     Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation or at such other place within or without the State of Maryland as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

     Section 2. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such hour as may be determined by the Board of Directors and as shall be designated in the notice of meeting on such date within 31 days after the 1st day of June in each year as may be fixed by the Board of Directors for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting. The Corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

     Section 3. Special or Extraordinary Meetings. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called at by the Chairman of the Board of Directors, if any, or by the President or by the Board of Directors and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one fourth in amount of the entire capital stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation.

     No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 5. Record Dates. The Board of Directors may fix, in advance, a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding ninety days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

     Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

     Section 7. Voting and Inspectors. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy which is dated more than three months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

     All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws.

     At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten per cent (10%) of the stock entitled to vote on such election or matter.

     Section 8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if neither the Chairman of the Board of Directors, the President nor any Vice President is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act, if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

     Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     Section 1. Number and Tenure of Office. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of eleven Directors, which number may be increased or decreased as provided in
Section 2 of this Article. Each director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his election or until his successor is duly elected and qualifies. Directors need not be stockholders.

     Section 2. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding twenty, and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly elected and qualify; the Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three. Vacancies occurring other than by reason of any such increase shall be filled as provided by the Maryland General Corporation Law.

     Section 3. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine.

     The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board of Directors, if any, the President or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.